                                                                    EXHIBIT 5.01


                                October 15, 2001

Easylink Information Technology Co., Ltd.
300 4F-3, No. 6, Lane 99 Pudling Road
Hsin Chu, Taiwan, Republic of China

Dear Sir:

         We are counsel for Easylink Information Technology Co., Ltd., a British Virgin Island corporation (the "Company"), in connection with the registration of 2,000,000 shares of the Company's common stock offered for sale under the Securities Act of 1933, as amended, through a Registration Statement on Form F-1 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

         In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

         (1) Memorandum of Association and Articles of Association and amendments thereto of the Company as filed in the British Virgin Islands.

         (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

         (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

         (4)      The other exhibits to the Registration Statement.

         (5)      An original registered agent's certificate dated [      ]
                  2001, identifying the directors, officers and shareholders of the Company, issued by HWR Services Limited, the Registered Agent of the Company.

         (6) The public records of the Company on file and available for inspection set the Companies Registry, Road Town, Tortola,
                  British Virgin Islands on [     ] 2001.

         (7)      The records of proceedings on file, if any, with the high
                  court of Justice of the British Virgin Islands on [     ]
                  2001.

         For the purposes of this opinion we have assumed without further enquiry:

         (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

         (b)      the genuineness of all signatures and seals;

         (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

         (d) the accuracy of any and all representations of fact expressed in the documents we have examined; and

         (e) that the statements contained in the Registration Statement are (other than those addressing matters of British Virgin Islands law) true, valid and binding.

         Based upon the foregoing and in reliance thereon, it is our opinion that the common stock will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

         This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of and express no opinion on, the laws of any other jurisdiction.


                                        Very truly yours,


                                        Harney Westwood & Riegels